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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 8-K into Lear Seating Corporation's previously filed Registration Statements File Nos. 33-55783 (Form S-8 filed on October 5, 1994), 33-57237 (Form S-8 filed on January 11, 1995), 33-59943 (Form
S-8 filed on June 5, 1995), 33-61583 (Form S-3 filed on August 4, 1995) and 33-61739 (Form S-8 filed on August 10, 1995).

                                          ARTHUR ANDERSEN LLP

Minneapolis, Minnesota
  August 24, 1995